Exhibit 31.3

CERTIFICATIONS

I, Remy Luthringer, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Minerva Neurosciences, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 22, 2024

By:	/s/ Remy Luthringer, Ph.D.
Remy Luthringer, Ph.D.
Executive Chairman and Chief Executive Officer (Principal Executive Officer)